Exhibit 10.7

AGREEMENT FOR PROJECT MANAGEMENT AND OPERATION, INCREASE OF THERMAL GENERATION AVAILABILITY AND ADAPTATION OF REMUNERATION FOR GENERATION 2008-2011

In the CITY OF BUENOS AIRES, on the TWENTY-FIFTH day of NOVEMBER 2010, the Secretary of Energy of the MINISTRY OF FEDERAL PLANIFICATION, PUBLIC INVESTMENT and SERVICES, Eng. Daniel CAMERON, representing the NATIONAL STATE (hereinafter the “SECRETARY”) and the signing companies represented by their representatives, circumstance which is attested by the certified copies of the Special Powers attached in the ANNEX 1 (hereinafter, collectively the “GENERATORS” and individually “GENERATOR”), with the purpose of concluding the present AGREEMENT FOR PROJECT MANAGEMENT AND OPERATION, INCREASE OF THERMAL GENERATION AVAILABILITY AND ADAPTATION OF REMUNERATION FOR GENERATION 2008-2011 (hereinafter the “2008-2011 AGREEMENT” or the “AGREEMENT”)- The SECRETARY and the GENERATORS jointly defined as the “PARTIES”, individually and indistinctly each of them as the “PARTY”.

a)	That Resolutions SE N° 406 and N° 943/2003 ordered the temporary creation of a methodology with a certain order of preference for the payment of sales made in the Spot Market by the agents which form the Wholesale Electric Market (MEM), due to the insufficiency of the Stabilization Fund in facing the total cancelation of said sales. The outstanding owed credits were categorized as Sale Liquidations with Expiry Dates to be Defined (hereinafter, “LVFVD”).

b)	That the Secretary, through the Resolution SE N° 712/2004, ordered the creation of the “Fund for Necessary investments that Allow to Increase the Electric Energy Supply in the Wholesale Electric Market (MEM)” (FOINVEMEM), in order to administrate the economic resources destined to the investments that allow to increase the supply of electric energy. In its motives it was indicated that this was in order to face two questions: (i) target the cancelation of the outstanding credits for sales made in the MEM originated by the application of the framework established by Res. SE N° 406/2003, categorized as LVFVD; and (ii) promote investments that allow to increase the generation capacity to ensure the supply of demand in the MEM

c)	Once the FONINVEMEM was created, the Secretary enacted a series of resolutions with the purpose of readapting the MEM, establishing the general guidelines of its functioning. To this end, it issued Resolution SE N° 1427/2004, by which it summoned the private creditor Agents of the MEM which held LVFVD so that they could formally manifest their irrevocable commitment to participate in the constitution of the FONINVEMEM, destining 65% of their LVFVD of their outstanding credits corresponding to paragraph c) of Section 4 of Resolution SE N° 406/2003, and its clarification, Resolution SECRETARY OF ENERGY N° 943 of November 27th 2003, during all of the period between January 2004 and December 2006 inclusive.

d)	That Agents had to subscribe the “Adhesion Minute for the Readjustment of the Wholesale Electric Market” (hereinafter “ADHESION MINUTE”), whose text is a part of the mentioned resolution, and to assume the obligation of concluding the Definitive Agreement that the Secretary of Energy would propose, to be signed “ad referendum” of the Ministry of Federal Planning, Public investment and Services.

e)	That on its turn, the SECRETARY assumed different commitments in the ADHESION MINUTE destined to the readjustment of MEM and on its turn, the adjustment of the income of the GENERATORS to the ones before the issuance of the Emergency Law 25,561, through the realization of diverse actions of its responsibility.

f)	Later, through Resolution SE N° 1193/2005, the SECRETARY continued the mentioned commitments assumed in the ADHESION MINUTE, proposing the conclusion of the “Definitive Agreement for the Management and Operation of the Projects for Readjustment of MEM under Resolution SE N° 1427/2004” which is a part of said Resolution (hereinafter, the “DEFINITIVE AGREEMENT”)

g)	That in face of necessity of counting with further financing in order to complete the projects, through Resolution N° 564/2007 the SECRETARY newly invited all agents of MEM to include in the FONINVEMEM the 50% of their LVFVD corresponding to the year 2007

h)	On its turn, in said DEFINITIVE AGREEMENT, the SECRETARY ratified and broadened its commitments vis-a-vis the generators involved in the ADHESION MINUTE that were also willing to adhere to the DEFINITIVE AGREEMENT which was ratified by the Ministry of Federal Planning, Public Investment and Services through Resolution N° 1506/2006

i)	On this context, the Termoelectrica Manuel Belgrano plants (CTMB) were constructed in Campana, Buenos Aires Province, which began total commercial operation on January 7th 2010 and the Termolectrica Timbúes plant in Timbues, Santa Fe Province (CTT and together with CTMB, “THE PLANTS”), which entered in total commercial operation on February 2th 2010

j)	That since January 1st 2008 to this day, sums of money for the LVFVD corresponding to paragraph c) of Section 4 of the Resolution SECRETARIA DE ENERGIA N° 406/2003 have been increasing monthly.

k)	Additionally, the SECRETARY subscribed several agreements with generators of MEM, destined to the undertaking of integral reparations, technological renovation and/or boosting of units, and that notwithstanding this it is important to create additional mechanisms that are adequate to encourage new investments which are necessary to increase the supply of electric energy

l)	Pursuing the success of this last objective, it is convenient to conform a specific Fund for the Electric Sector with the purpose of channeling the economic resources required for the execution of new investments which are referred to in the previous paragraph.

Taking into account the aforementioned, the PARTIES agree to conclude the following AGREEMENT:

1.	PURPOSE

The following AGREEMENT has the purpose of establishing the framework, conditions and commitments to be assumed by the PARTIES in order to: (i) continue with the process of adaptation of the WHOLESALE ELECTRIC MARKET (MEM), (ii) make the entry of new generation viable, to cover the increase of energy and power demand in said Market, (iii) determine a mechanism for the cancelation of the LVFVD of the GENERATORS corresponding to credits of the period between January 1st 2008 and December 21st 2011 and (iv) recognizing the global remuneration which corresponds to the Generating Agents of MEM which adhere to the present AGREEMENT.

2.	PROJECT OF NEW GENERATION IN MEM

2.1	Working Group

Within the 5 (FIVE) working days after signing the present AGREEMENT 2008-2011, the GENERATORS must conform a Working Group which shall present to the SECRETARY:

a)	Proposal of location and estimated capacity of the proposed project(s)

b)	Description of the tasks to be undertaken to construct the proposed project(s)

c)	Schedule of Tendering of the proposed project(s)

d)	Estimated time of commencement and execution of the proposed project(s)

e)	Estimated total investment of the proposed project(s)

f)	Once the proposed project(s) is/are accepted by the SECRETARY, confection of the Tender Offers

g)	Analysis of the financing sources and alternatives for the project(s)

h)	Definition of tax, corporate and contractual aspects of the project(s)

The reports corresponding to preceding paragraphs a), b), c), d) and e) shall be sent to the SECRETARY no later than FIFTEEN (15) working days after constituting said Working Group, while the ones referring to the subsequent items shall be presented before the SECRETARY within the following FIFTEEN (15) DAYS after communicating the acceptance of the proposed project(s) of investment.

Every SIX (6) months from the signing of the AGREEMENT, the SECRETARY shall evaluate the advances in the execution of the Investment Project

In order to allow the mentioned investment, the NATIONAL STATE shall collaborate with the GENERATORS to manage, through the competent organisms, the financing of the required funds to face the new investment(s)

The responsibility of the GENERATORS for the financing of the new investments is limited to what is established in the present AGREEMENT not including additional financing, nor guarantees and/or collaterals.

3.	COMMITMENTS OF THE PARTIES

The PARTIES assume the basic commitments hereby detailed, to be effective from the signing of the present Agreement and in the dates that for each particular case the Secretary may establish:

3.1	Of the SECRETARY OF ENERGY

The SECRETARY OF ENERGY commits to undertake all actions within the scope of its competence and which are necessary for the instrumentation of that established under the present AGREEMENT and, in particular, to:

(i)

Establish a new “TRANSITORY CHARGE FIR THE CONFORMATION OF THE FUND AGREEMENT 2008-2011” following similar terms to those adopted by Resolution 1866/065 of the SECRETARY OF ENERGY of the MINISTRY OF FEDERAL PLANNING, PUBLIC INVESTMENT AND SERVICES, which will be determined once the work is defined following the selected project(s) pursuant to preceding Item 2. Said charge will be applied to the totality of electric energy actually consumed by the Demanding Agents of the WHOLESALE ELECTRIC MARKET (MEM) with the exception of that declared by the Distributing Agents as destined to supply their electric energy Users, or those which could be provided by other suppliers of electric energy distribution within its area of influence or concession, whose demand does not surpass TEN KILOWATTS (10 kW) and is identified as residential in the respective fees chart, and the resources shall be destined to the “FUND AGREEMENT 2008/2011” defined in the subsequent (ii)

(ii)	The resources arising from the repayment of 100% of the contributions made pursuant to item 2 of paragraph d) of Section 4 of the Annex of Resolution SE N° 1193/2005, not considering within those the financing obtained through the exit to the Stock Market through the MBT Trust, shall be transferred and ceded to a specified and separate account to be identified as “FUND AGREEMENT 2008-2011” of which its purpose shall be the financing of the new generation project(s) that are selected as stated in preceding Item 2. Said fund “FUND AGREEMENT 2008-2011) shall be administered by a trust to be constituted to that effect, which will have the main purpose of financing the construction of the Project(s) which are defined under the norms indicated in Item 2 of the present AGREEMENT

In order to calculate the contribution that each creditor agent shall make during said lapse, it is considered that the power that each generator has contracted in the Forward Market for the trimester May – July 2004 is not modified.

In case variations in the LVFVD 08-11 are produced in relation to those estimated at the moment of the Agreement, the percentage of participation of the generators in the project(s) shall be adjusted in accordance to the value that said LVFVD 08-11 represent in relation to the total investment demanded by the project(s)

(iii)	Increase the Remuneration for the Power Provided to the Thermal Generators adhering, as defined in Annex 21 of “The Proceedings” in accordance to Point 4 of the present AGREEMENT.

(iv)	Increase the maximum values recognized for the variable maintenance costs and other non-combustibles of the Thermal Generators which adhere, pursuant to Point 5 of this AGREEMENT

(v)	In case increases higher or equal to 10% of the natural gas price for Powerhouses since the signing of the present AGREEMENT, or every 6 months, the SECRETARY shall summon, within the FIFTEEN (15) working days, the GENERATORS in order to agree on the methodology to be applied to avoid loss of contribution margin for the Generators With the purpose of defining the increase of gas natural price for powerhouses, the Reference Gas Prices published by CAMMESA shall be considered applicable to powerhouses, expressed in pesos.

(vi)	Increase the maximum value of installed power of a hydroelectric generator established in Article 1 of Resolution SE N° 1004/2008 to TWO HUNDRED FIFTY MEGAWATTS (250 MW) so that its credit balance is considered within the sums in paragraph e) of Article 4 of Resolution SE N° 406 of September 8th 2003

3.2	Of the Private Generators

(i)	Accept the payment method described in Item 6 of this Agreement for a HUNDRED PERCENT (100%) of the funds destined to the cancelation of Sale Liquidations with Expiry Dates to be Defined (LVFVD) corresponding to paragraph c) of Article 4 of Resolution SECRETARIA D ENERGIA N° 406 of September 8th 2003, and its clarification the Resolution SECRETARIA DE ENERGYA N° 943 of November 27th 2003 and not within the framework of Resolution SE N° 724/2008, during the period between January 1st 2008 and December 21st 2011 (LVFVD 08-11)

(ii)	Construct the Project(s) and works defined under the rules indicated in Item 2 of the present AGREEMENT so that they are in good conditions to operate commercially in the terms agreed between the PARTIES in function of the financing availability

(iii)	Undertake the operation and maintenance management for the improvement of availability of existing generation equipment

(iv)	The GENERATORS expressly and formally manifest their agreement to the terms established in the present AGREEMENT and waive and desist expressly and irrevocably of every right they could eventually invoke and to every action and/or claim filed or pending against the NATIONAL STATE and/or the SECRETARY OF ENERGY and/or CAMMESA for the application of Resolution SE N° 240/2008 and Resolution SE N° 406/2003, its modifications and complements, and other instructions issued by the SECRETARY, in the period between the entry in force of the mentioned resolutions up to December 31st 2011 inclusive.

4.	REMUNERATION OF PROVIDED POWER

From the signing of the present AGREEMENT, the following Remuneration of Provided Power is established, in the hours in which power (hrp) of the GENERATORS is remunerated:

a)

The Goal Availability of each generating unit of the GENERATOR is defined as the minimum between the median historical availability 2007-2009 of said machine and the average availability of the corresponding technology in said period in the MEM.

The Technologies defined as typical are open cycle Turbo Gas (TG), Turbo Steam (TV) and Combined Cycle (CC)

b)	The Provided Power to be remunerated may never be below 80% of the median historical availability 2007-2009 of the corresponding machine, as long as said historical median is above the average of the corresponding technology in that period.

c)	Every month, the prices indicated in paragraph f) of the present Section shall be remunerated for every machine of a GENERATOR that registers an availability equal or over the Goal Availability, taking into account preceding paragraph b)

d)	From January 1st 2011 onwards, the Goal Availability of a machine whose available power is below the average of the corresponding technology, may not be below its average historical availability increased in 5%.

e)	The non-service hours for programmed maintenance authorized by CAMMESA will not be considered to perform the calculation of unavailability of the machines of the GENERATORS in the control period.

f)	Scheme of prices for the Remuneration of Provided Power in the hours in which power is remunerated, in force from the signing of this AGREEMENT, applicable to the GENERATORS which present an availability above the Goal, in accordance to the mentioned methodology:

•	TG (that are not part of a CC)

P / Pot > 35 MW: If Avail. > Min (HIST; AVG TG) g Rem. Power = 35 $/MW-hrp

P / Pot ≤ 35 MW: If Avail. > Min (HIST; AVG TG) g Rem. Power = 42 $/MW-hrp

•	TV (that are not part of a CC)

P / Pot > 100 MW: If Avail. > Min (HIST; AVG TV) g Rem. Power = 35 $/MW-hrp

P / Pot ≤ 100 MW: If Avail. > Min (HIST; AVG TV) g Rem. Power = 42 $/MW-hrp

•	CC (also including Autogenerators and Cogenerators)

If Avail. > Min. (HIST; AVG CC/AG/CG) g Power is remunerated for 30 $/MW-hrp

5.	MAXIMUM MAINTENANCE COSTS AND OTHER NON COMBUSTIBLES

From the signing of the present AGREEMENT the increase of maximum recognized values for the thermal machines of the GENERATORS in those months which present an average availability above the Goal Availability established in the preceding Section 4 is established, as a sum of the concepts of “maintenance” and “other non combustibles” to be added to those indicated in Note SE N° 150 of June 4th 2002 and its modification Note SE N° 1134 of October 25th 2007, in relation to the consumed combustible, in accordance to the following values

Generation with liquid combustibles:	8 $/MWh
Generation with natural gas:	4 $/MWh

The preceding values shall be recognized as “Transitory Dispatch Overcosts” (SCTD) for its recovery on behalf of the GENERATORS, and shall not be considered for the determination of the Variable Costs of Production (CVP) of the GENERATORS for dispatch, nor will they participate in the determination of the Spot Price of MEM

6.	CONTRACT WITH MEM

Credits originated in the LVFVD 08-11 shall be cancelled with the subscription of a Supply Contract with MEM in the framework of Resolution SE N° 220/2007 of the new plant(s) mentioned in item 2.

For the LVFVD that the GENERATORS include in the present AGREEMENT they will have the right to receive, starting from the Commercial Habilitation of the New Project and in A HUNDRED AND TWENTY (120) equal and consecutive payments, the return of their credits represented by the LVFVD 08-11, once the interest rate stipulated in Section 3 of Resolution SE N° 406/03 has been added and converted to US dollars (U$S) from the date of the signature of the present AGREEMENT. This capital shall, from the signature of the AGREEMENT, an annual yield equivalent to that obtained from applying a 30 days LIBOR rate + 5%

The GENERATORS may include in this agreement LVFVD 08-11 own or of a Generator Agent non-adherent to this AGREEMENT, in which case the subtraction agreed between the “Investing” agent and the agent “CEDING” its LVFVD 08-11 shall be shared on 50% by the Stabilization Fund. This condition shall not be applied between Private Generator Agents related to the same economic group.

7.	OWNERSHIP OF THE PLANTS

Taking into account that the Secretary of Energy in representation of the NATIONAL STATE and the GENERATORS possess stock participation in CT Timbues, CT Manuel Belgrano and the future plant(s) to be constructed in the framework of this AGREEMENT, the PARTIES agree to undertake the necessary acts to carry out the stock concentration of the GENERATORS in the aforementioned Plants

The PARTIES commit to maintain their assumed commitments linked to Resolutions SE N° 1427/2004, 1193/2005 and complementarians, 564/2007 and 724/2008, with the adjustments stated in the present AGREEMENT

8.	COMPLEMENTARY ADDENDA

In order to instrument the present agreement the PARTIES shall subscribe complementary addenda.

Within the next 90 days the tasks to carry out the processes described in the present agreement shall be instrumented

Should there be no agreement for the instrumentation of the different processes previously described, the parties may terminate the present agreement without any liability for them.

The present AGREEMENT shall enter in force once subscribed by the PARTIES in the place and date indicated.

As a PROOF OF CONFORMITY, ....... copies of the same tenor and to a sole effect are subscribed, in the City of Buenos Aires, on the twenty-fifth day of November 2010.

(signed) Fernando PUJALS President AES ARGENTINA	(signed) Guillermo RECA President SADESA

(signed) Damian MINDLIN Head Director PAMPA ENERGIA	(signed) Jose Miguel GRANJED General Manager ENDESA COSTANERA Representativa CENTRAL DOCK SUD

(signed) Armando LOSON President GRUPO ALBANESI	(signed) Jose Carlos CAINO DE OLIVERA Executive Manager of Gas and Energy PETROBRAS ENERGIA

(signed) Fernando ANTOGNAZZA General Manager HIDROELECTRICA CHOCON	(signed) Jose Alberto SUAREZ LYNCH President CENTRALES DE LA COSTA ATLANTICA

(signed) Gabriel VENDRELL Director HIDROELECTRICA FUTALEUFU	(signed) Benjamin REYNAL President ENERGIA DEL SUR S.A.

(signed) Eduardo A. Braudohn President GENERADORA CORDOBA S.A.